UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 16, 2018

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

ITEM 8.01. OTHER EVENTS

On December 22, 2017, the Tax Cuts and Jobs Act (the "Act") was signed into law. The Act is a tax reform bill which, among other items, reduces the corporate federal income tax rate from 35% to 21% and changes or limits certain tax deductions. The Act is effective January 1, 2018.

Central Pacific Financial Corp. (the "Company") has concluded that the Act will cause the Company’s deferred taxes to be revalued. The Company's deferred tax assets, net of deferred tax liabilities, represent expected corporate tax benefits anticipated to be realized in the future. The reduction in the corporate federal income tax rate reduces these benefits. The Company is currently in the process of evaluating the impact of the Act. Based on preliminary estimates, the Company projects that the revaluation will result in a reduction in the value of the Company's net deferred tax assets in the range of $7 million to $8 million, which will be recorded as additional income tax expense during the fourth quarter of 2017.

The Company's revaluation of its net deferred tax assets is subject to further refinement as additional information becomes available and further analysis is completed. Accordingly, the foregoing estimate of the reduction in value of the Company's deferred tax assets are preliminary and the actual write-down may vary from the estimated range due to a number of factors. The Company expects to announce and discuss its fourth quarter and full year 2017 results on January 24, 2018, through its quarterly Form 8-K filing and conference call.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the expected impact of the Act on the Company’s deferred tax assets and the impact of the revaluation of the deferred tax assets on the Company’s fourth quarter 2017 earnings. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include words or phrases such as “anticipates,” “expects,” “believes,” “plans,” “estimates,” “will,” and variations of such words and phrases or similar. Such statements are based upon current beliefs and expectations. While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to, additional analysis with respect to, the impact of the Act on the Company’s deferred tax assets. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 2016 and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)
Date: January 16, 2018	/s/ David S. Morimoto
David S. Morimoto
Executive Vice President and Chief Financial Officer